Exhibit 99.1

This Statement on Form 3 is filed by:
(i) R. Brad Martin; (ii) Riverview Sponsor
Partners, LLC, (iii) RBM Acquisition, LLC,
(iv) RBM Investments, LLC and (v) R. Brad
Martin Family Foundation

Name of Designated Filer: R. Brad Martin

Date of Event Requiring Statement: August 26, 2022

Issuer Name and Ticker or Trading Symbol:
WESTROCK COFFEE COMPANY [WEST]


R. Brad Martin

By: 	/s/ R. Brad Martin
      R. Brad Martin


Riverview Sponsor Partners, LLC

By:	RBM Riverview, LLC
	its managing member

By: 	/s/ R. Brad Martin
      R. Brad Martin
      Managing Member


RBM Acquisition, LLC

By:	RBM Venture Company
	its managing member

By: 	/s/ Scott Imorde
      Scott Imorde
      President


RBM Investments, LLC

By: 	/s/ R. Brad Martin
      R. Brad Martin
      Managing Member & President